     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 2002

                                                      Registration No. 333-82930
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8

                    TO THE REGISTRATION STATEMENT ON FORM F-4
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                                     ALCATEL
             (Exact Name of Registrant as Specified in Its Charter)

        REPUBLIC OF FRANCE                                  NOT APPLICABLE
 (State or Other Jurisdiction of                           (I.R.S. Employer
  Incorporation or Organization)                         Identification No.)

                                54, RUE LA BOETIE
                               75008 PARIS, FRANCE

          (Address of Principal Executive Offices, Including Zip Code)


                                -----------------
            ALCATEL COMMUNICATIONS, INC. 1998 STOCK PLAN, AS AMENDED
                            (Full Title of the Plan)
                          -----------------------------


                                                                Copies to:

                 George Brunt, Esq.                       Stanley Komaroff, Esq.
                 Alcatel USA, Inc.                          Proskauer Rose LLP
                   1000 Coit Road                             1585 Broadway
                  Plano, TX 75075                        New York, NY 10036-8299
      (Name and Address of Agent for Service)                 (212) 969-3000
                   (972) 519-3000
(Telephone Number, Including Area Code, of Agent for
                      Service)

                          -----------------------------

This Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form F-4 (File No. 333-82930) of the Registrant relates to 787,000 Alcatel Class A shares, nominal value Euro 2 per share, of the Registrant. The Class A shares are deliverable to holders of options to purchase shares of common stock, $.01 par value, of Astral Point Communications, Inc., which options were converted into options to purchase Class A shares upon the effective time of the merger of Apples Acquisition Corp., a wholly owned subsidiary of the Registrant, with and into Astral Point on April 3, 2002. Following the merger, the surviving corporation changed its name to Alcatel Communications, Inc. and assumed the 1998 Stock Plan pursuant to which options for Astral Point common stock were granted. The Class A shares were originally registered on the Registration Statement to which this is a post-effective amendment. Accordingly, the registration fee in respect of such Class A shares was paid at the time of the original filing of the Registration Statement.

                                EXPLANATORY NOTE



Alcatel, a societe anonyme, organized under the laws of France, hereby amends its Registration Statement on Form F-4 (File No. 333-82930) by filing this Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") relating to the sale of up to 787,000 Class A shares, nominal value Euro 2 per share, of the Registrant.


On April 3, 2002, Apples Acquisition Corp., a wholly owned subsidiary of the Registrant, was merged with and into Astral Point Communications, Inc., and, as a result of the merger, Astral Point became a wholly owned subsidiary of the Registrant. Astral Point's name was changed to Alcatel Communications, Inc. As a result of the merger, options to purchase Astral Point common stock issued pursuant to the Astral Point 1998 Stock Plan that were outstanding immediately prior to the merger, whether vested or unvested, ceased to represent a right to acquire shares of Astral Point common stock and were converted into options to acquire Class A shares of the Registrant. The exchange ratio used to determine the number and exercise price for the options is 0.063351086, which is the same ratio used for the conversion of Astral Point common stock in the merger. The name of the Plan was changed from Astral Point Communications, Inc. 1998 Stock Plan to Alcatel Communications, Inc. 1998 Stock Plan, and the surviving corporation assumed the Plan.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Post-Effective Amendment in accordance with Rule 428 under the Securities Act of 1933, as amended, and the "Note" to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Registrant, under Commission File No. 1-11130, are incorporated herein by reference and made a part hereof:

(a) Annual Report on Form 20-F for the fiscal year ended December 31, 2001 filed on March 29, 2002;

(b) (i) The description of the Registrant's Class A shares contained in the Registration Statement on Form 8-A (the "Form 8-A") filed by the Registrant with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on April 30, 1992; and

        (ii) The description of the Registrant's Class A shares under the headings "Description of Share Capital" in the Registration Statement on Form F-1 (File No. 33-47126), as originally filed by the Registrant with the Commission under the Securities Act, on April 10, 1992, which description is incorporated by reference in the Form 8-A. Such description is amended and updated by the information set forth under the headings "Description of Our Shares" included in the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2001, filed March 29, 2002.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant has provided for the indemnification of its directors and officers with respect to general civil liability which they may incur in connection with their activities on behalf of the Registrant.

        The Registrant maintains insurance, at its own expense, to protect itself and any director, officer, employee or agent of the Registrant or of any other entity affiliated with the Registrant against any civil liability, loss or expense, other than liability arising out of willful misconduct.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

EXHIBIT NO.        DESCRIPTION OF DOCUMENT
-----------        -----------------------
4.1                Statuts (Articles of Association and By-Laws) of the Registrant (English translation)
                   (incorporated by reference to the Registrant's Report of Foreign Private Issuer on Form 6-K
                   filed with the Commission on October 1, 2001).

5.1                Opinion of Mr. Pascal Durand-Barthez as to the validity of the Class A shares.*

23.1               Consent of Barbier Frinault & Autres, independent public accountants.

24.1               Power of Attorney (included  on signature page).*

------------------
*Previously filed

ITEM 9. UNDERTAKINGS.

(a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
        Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on April 9, 2002.



                                          ALCATEL



                                          By: /s/ JEAN-PIERRE HALBRON
                                             -----------------------------------
                                              Name: Jean-Pierre Halbron
                                              Its: President


        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on April 9, 2002:


               Signature                                 Title
               ---------                                 -----

         /s/ SERGE TCHURUK                 Chairman and Chief Executive Officer
-----------------------------------------      (Principal Executive Officer)
             Serge Tchuruk

      /s/ JEAN-PIERRE HALBRON              President and Director
----------------------------------------
          Jean-Pierre Halbron

     /s/ JEAN-PASCAL BEAUFRET              Chief Financial Officer (Principal
----------------------------------------      Financial Officer and Principal
         Jean-Pascal Beaufret                       Accounting Officer)

                  *                                      Director
----------------------------------------
            Daniel Bernard

                  *                                      Director
----------------------------------------
           Philippe Bissara

                  *                                      Director
----------------------------------------
             Frank Blount

                  *                                      Director
----------------------------------------
              Jozef Cornu

                                                         Director
----------------------------------------
             Paolo Fresco

                                                         Director
----------------------------------------
            David Johnston

                                                         Director
----------------------------------------
          Pierre-Louis Lions

               Signature                                 Title
               ---------                                 -----
                  *                                      Director
----------------------------------------
          Thierry de Loppinot

                                                         Director
----------------------------------------
          Jean-Marie Messier

                                                         Director
----------------------------------------
            Peter Mihatsch

                                                         Director
----------------------------------------
            Bruno Vaillant

                  *                                      Director
----------------------------------------
              Marc Vienot

                                                         Director
----------------------------------------
             Helmut Werner

                  *                          Authorized Representative in the
----------------------------------------               United States
             George Brunt

      /s/ JEAN-PIERRE HALBRON
----------------------------------------
          Jean-Pierre Halbron
           Attorney-in-Fact

* Executed by Attorney-in-Fact.

                                  EXHIBIT INDEX



EXHIBIT
NUMBER                                    DESCRIPTION
------                                    -----------
 23.1       Consent of Barbier Frinault & Autres, independent public accountants.
